                                                                     EXHIBIT 4.7


                              ANTEX BIOLOGICS INC.

                             SUBSCRIPTION AGREEMENT

Antex Biologics Inc.
Board of Directors
300 Professional Drive
Gaithersburg, Maryland  20879
Telephone: (301) 590-0129

Dear Members of the Board:

                The undersigned hereby subscribes to purchase from Antex Biologics Inc., a Delaware corporation (the "Company"), units (the "Units") consisting of one share of common stock, par value $0.01 per share, of the Company (the "Common Stock"), and one warrant (the "Warrant") at a purchase price of $0.66 per Unit.

                The Warrants shall have a five-year term from the date of issuance (the "Term"). Each Warrant shall initially be exercisable for one share of Common Stock at an exercise price of $1.50 per warrant, subject to anti-dilution protection in the event of stock splits, dividends and combinations. Upon thirty days' notice and provided there is then in effect a registration statement covering the Warrants and the underlying Common Stock, the Company may call the Warrants for $.10 per Warrant at any time after eighteen months provided the closing price of the Common Stock has exceeded $7.50 per share for twenty consecutive days and at any time after twenty-four months provided the closing price of the Common Stock has exceeded $4.50 per share for twenty consecutive trading days. The Warrants may be exercised at any time until the earlier of the date of redemption or the end of the Term. The Company shall use its best efforts to register the Common Stock subscribed for (including the Common Stock underlying the Warrants) within 180 days of the date of issuance of the Warrants and to keep such registration statement effective during the Term.

                All references to the Units include the shares of Common Stock and the Warrants comprising such Units. The Units are being offered and sold on the terms set forth in this Agreement. This subscription may be rejected, either in whole or in part, by the Company in its sole discretion. This Agreement shall not become binding on the Company unless and until a copy hereof is executed by the Company and delivered to the undersigned.

                Any questions regarding this document or your prospective investment should be directed to Gregory Zakarian at Antex Biologics Inc., 300 Professional Drive, Gaithersburg, Maryland 20879 (telephone: 301-590-0129).

                1. Purchase. Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribes to purchase the aggregate number of Units set forth on the signature page hereof, or such lesser number of Units as may be approved by the Company, at the purchase price of $0.66 per Unit, and agrees to tender on or before February 16, 2000, the aggregate purchase price set forth on the signature page hereof by means of a check (cashier's or certified), money order or wire transfer payable to: "Antex Biologics Inc."; it being understood that in the event the Company rejects the subscription in whole or in part, the Company shall retain such aggregate purchase price as reflects the subscription accepted by the Company (calculated by multiplying the number of Units subscribed for and accepted by the Company by the purchase price per
Unit) and shall return the balance to the undersigned.

                2. Representations and Warranties. The undersigned hereby makes the following representations and warranties to the Company:

                (a) The undersigned is purchasing the Units for its own account and not for the account or benefit of any other person;

                (b) The undersigned is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "1933 Act");

                (c) The undersigned has knowledge and experience in financial and business matters such that the undersigned is capable of evaluating the merits and risks of an investment in the Units being subscribed for;

                (d) The undersigned (i) has been given the opportunity to obtain from the Company and to review each of the documents and exhibits that have been filed with the Securities and Exchange Commission (the "SEC"), (ii) has been furnished with all such additional information as the undersigned has deemed necessary to make an informed investment decision with respect to the Units and (iii) has been afforded an opportunity to ask questions and receive answers from authorized officers and other representatives of the Company concerning the Company and the terms and conditions of the offering of the Units;

                (e) The undersigned confirms that it had the opportunity to obtain such independent legal and tax advice and financial planning services as the undersigned has deemed appropriate to making a decision to subscribe for the Units;

                (f) The undersigned is aware that an investment in the Company is highly speculative and subject to substantial risks. The undersigned is capable of bearing the economic risk of an investment in the Units, including, but not limited to, the possibility of a complete loss of the undersigned's investment, as well as limitations on the transferability of the Common Stock and Warrants comprising the Units, which may make the liquidation of an investment in the securities difficult or impossible for the indefinite future;

                (g) The undersigned, if a corporation, partnership, trust or other entity, is authorized and duly empowered to purchase and hold the Units, has its principal place of business at the address set forth on the signature page and has not been formed for the specific purpose of acquiring the Units;

                (h) The Units are being acquired solely for investment, and are not being purchased with a view to a distribution or resale thereof;

                (i) The undersigned understands that neither the Units nor the Common Stock and Warrants comprising the Units have been registered under the 1933 Act, or any state securities laws, in reliance upon exemptions from registration for non-public offerings. The undersigned understands that neither such securities nor any interest therein may be, and agrees that neither such securities nor any interest therein will be, resold or otherwise disposed of by the undersigned unless such securities are subsequently registered under the 1933 Act and appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is applicable.

                (j) The undersigned understands that (i) the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares") have not been registered under the 1933 Act, or any state securities laws, for sale to the holders of the Warrants and any Warrant Shares acquired upon the exercise of the Warrants may not be resold or otherwise disposed of by the holder of such shares unless (A) the shares are subsequently registered for resale under the 1933 Act and under appropriate state securities laws or (B) the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available.

                (k) The undersigned has been informed of and understands that no federal or state agency has made any finding or determination as to the merits of an investment in the Units or any recommendation or endorsement of the Units; and

                (l) None of the following information has ever been represented, guaranteed or warranted to the undersigned, expressly or by implication, by the Company, by any officer, director, employee or agent of any of the foregoing, or by any other person:

                        (1) The length of time that the undersigned will be required to remain as a shareholder or warrantholder in the Company;

                        (2) The profit or loss that may be realized as a result of an investment in the Units; and

                        (3) That the past performance or experience of the management of the Company or any other person are in any way indicative of future results of operations of the Company or a return on an investment in the Units.

                3. Indemnification. The undersigned acknowledges that the Company intends to rely on the representations and warranties made by the undersigned in Section 2 of this Agreement as the basis, in part, for its determination that a sale of the Units can be made to the undersigned without registration under the 1933 Act and applicable state securities laws. The undersigned agrees to indemnify the Company and its respective directors, officers, representatives, affiliates and agents, and hold each of them harmless, from and against any and all loss, damage, liability, or expense, including reasonable attorneys' fees, which they or any of them may sustain or incur by reason of any misrepresentation or omission or any breach of warranty or agreement by the undersigned in connection with its purchase of Units pursuant hereto or by reason of the sale or distribution by the undersigned of the Common Stock or Warrants comprising the Units or the Warrant Shares in violation of the 1933 Act or of any applicable state securities law.

                4. Transferability. This Agreement and the rights and obligations of the undersigned hereunder are not transferable or assignable by the undersigned.

                5. Understandings of the Purchaser. The undersigned acknowledges, understands and agrees that:

                (a) The Company reserves the right to reject all or any part of this subscription in its sole discretion;

                (b) The undersigned will be promptly notified by the Company whether this subscription has been accepted, either in whole or in part on or before February 18, 2000; and

                (c) The Units shall not be deemed issued to or owned by the undersigned until the Company shall issue in the name of and deliver to the undersigned certificates evidencing ownership of the shares of Common Stock and Warrants comprising the Units.

                6. State Securities Laws. The offering and sale of the Units is intended to be exempt from registration under the securities laws of each state in which the Units are offered for sale. Purchasers who reside in certain states shall note the language set forth in Exhibit A hereto.

                7. Acceptance. Execution and delivery of this Agreement shall constitute an irrevocable offer to purchase the Units indicated, which offer may be accepted or rejected, either in whole or in part, by the Company in its sole discretion. Acceptance of this offer by the Company shall be signified by the execution hereof by a duly authorized officer of the Company and the delivery of a duly executed copy of this Agreement to the undersigned.

                8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators, guardians, conservators or legal representatives.

                9. Incorporation by Reference. The statement of the number of Units subscribed and related information set forth on the signature page are incorporated as integral terms of this Agreement.

                10.     Miscellaneous.


                (a) Amendment and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the undersigned.

                (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be by hand-delivery or certified mail, return receipt requested and postage prepaid, or by a nationally recognized overnight courier:

                        (i) if to the undersigned, at its address indicated on the signature page of this Agreement or at the most current address given by the undersigned to the Company in writing; and

                        (ii) if to the Company, at its offices located at 300 Professional Drive, Gaithersburg, MD 20879.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; upon receipt, if sent by overnight courier.

                (c) Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                (d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF MARYLAND BY RESIDENTS OF MARYLAND. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF MARYLAND IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                (g) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of their agreement in respect of the subject matter hereof. This Agreement supersedes all prior agreements between the parties hereto with respect to such subject matter. There are no representations, promises, warranties or undertakings between the parties hereto in respect of the purchase by the undersigned of the Units, other than those set forth or referred to herein and therein.

                (h) Further Assurances. The parties agree to execute and deliver all such further documents and agreements and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth on the signature page.

                The undersigned desires to take title in the Common Stock and Warrants comprising the Units as follows (check one):

         _____  (a)    Individual (one signature required on Page 8);

         _____  (b)    Husband and Wife as community property (one signature required on Page
                       8 if interest held in one name (i.e., managing spouse); two signatures required on Page 8 if interest held in both names);

         _____  (c)    Joint Tenants with right of survivorship (both parties must sign on
                       Page 8);

         _____  (d)    Tenants in common (both parties must sign on Page 8);

         _____  (e)    Trust (Trustee(s) must sign on Page 9);

         _____  (f)    Partnership (general partner(s) must sign on Page 10);

         _____  (g)    Corporation (authorized officer must sign on Page 11).



                The exact location (including account number and receiving person, if applicable) for delivery of Units:



                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

                             SUBSCRIPTION AGREEMENT

                                 SIGNATURE PAGE
                            FOR INDIVIDUAL INVESTORS


Total Units subscribed: #                  Aggregate Purchase Price: $
                         -----------                                  --------------

INVESTOR #1                                INVESTOR #2

-------------------------------            -------------------------------------
Signature                                  Signature

-------------------------------            -------------------------------------
Social Security Number                     Social Security Number

-------------------------------            -------------------------------------
Print or Type Name                         Print or Type Name


Residence Address                          Residence Address
-----------------                          -----------------

-------------------------------            --------------------------------------

-------------------------------            --------------------------------------

-------------------------------            --------------------------------------

-------------------------------            --------------------------------------

-------------------------------            --------------------------------------
Facsimile Number                           Facsimile Number

Date:                                      Date:
     ---------------------------                 ---------------------------------
SUBSCRIPTION FOR ______ UNITS              AGGREGATE PURCHASE PRICE FOR
ACCEPTED:                                  UNITS ACCEPTED:  $
                                                             -------------------

By:
    -----------------------------
        Authorized Representative

Date:
     ----------------------------



                             SUBSCRIPTION AGREEMENT

                                 SIGNATURE PAGE
                               FOR TRUST INVESTORS


Total Units subscribed: #                  Aggregate Purchase Price: $
                         -----------                                  ----------



------------------------------------
Name of Trust (please print or type)


-------------------------------------
Name of Trustee (please print or type)


-------------------------------------
Print or Type Name


-------------------------------------
Date Trust was Formed

By
  ------------------------------------
    Trustee's signature


-------------------------------------
Taxpayer Identification Number

Trustee's Address
                      ---------------------------

                      ---------------------------

                      ---------------------------

                      ---------------------------

                      Attention:
                                -----------------

                      ---------------------------
                      Facsimile Number

Executed at _________, ______________, this ___ day of February, 2000.

SUBSCRIPTION FOR ______ UNITS              AGGREGATE PURCHASE PRICE FOR
ACCEPTED:                                  UNITS ACCEPTED:  $
                                                             -------------------
By:
    -----------------------------
        Authorized Representative

Date:
     ----------------------------

                             SUBSCRIPTION AGREEMENT

                                 SIGNATURE PAGE
                            FOR PARTNERSHIP INVESTORS


Total Units subscribed: #                               Aggregate Purchase Price: $
                         -----------                                               --------------

------------------------------------------              -------------------------------------
Name of Partnership (please print or type)              Jurisdiction of formation

By:
   -------------------------------
   Signature of a General Partner

By:
   -------------------------------
   Signature of Additional General Partner
   (if required by partnership agreement)

By:
   -------------------------------
   Signature of Additional General Partner
   (if required by partnership agreement)


----------------------------------
Taxpayer Identification Number

Partnership's Address
                      ---------------------------

                      ---------------------------

                      ---------------------------

                      ---------------------------
                      Attention:
                                -----------------

                      ---------------------------
                      Facsimile Number

Executed at _________, ______________, this ___ day of February, 2000.

SUBSCRIPTION FOR ______ UNITS                     AGGREGATE PURCHASE PRICE FOR
ACCEPTED:                                         UNITS ACCEPTED:  $
                                                                    ------------
By:
    ----------------------------------
        Authorized Representative

Date:
     ----------------------------

                             SUBSCRIPTION AGREEMENT

                                 SIGNATURE PAGE
                             FOR CORPORATE INVESTORS



Total Units subscribed: #                  Aggregate Purchase Price: $
                         -----------                                   ---------


----------------------------------         -------------------------------------
Name of Corporation (please print or type) Jurisdiction of incorporation


By:
   -------------------------------
   Signature of authorized officer


----------------------------------
Taxpayer Identification Number

Corporation's Address
                      ---------------------------

                      ---------------------------

                      ---------------------------

                      ---------------------------

                          Attention:
                                    -------------------

                          ------------------------------
                             Facsimile Number

Executed at _________, ______________, this ___ day of February, 2000.

SUBSCRIPTION FOR ______ UNITS       AGGREGATE PURCHASE PRICE FOR
ACCEPTED:                           UNITS ACCEPTED:  $
                                                      ------------------
By:
    -----------------------------
        Authorized Representative

Date:
     ----------------------------

                                    EXHIBIT A

[TO BE PROVIDED AT A LATER DATE BASED UPON REVIEW OF STATES IN WHICH SUBSCRIBERS RESIDE/ARE BASED]

                             SCHEDULE OF INVESTORS



                                                            A Units         B Units
Name                                                        Purchased       Purchased
----                                                        ---------       ---------
Alexander, Jeffrey                                            37,879
Alexander, Lorie                                              37,879
Anfel Trading Limited                                        378,788
ATU Holdings LLC                                             400,000
Austost Anstalt Schaan                                       454,545
Azrak, Marvin                                                 75,758
Balmore S.A.                                                 757,575
Baron, Jeffrey                                               113,636
Barros, Arnaldo and Maria                                    303,030
Blech Family Trust                                           375,000
Block, Ira and Rosenfeld, Madelon                             22,727
Britannica Associates Limited                                359,848
Bulkley, Frank, III                                           37,879
Central Yeshiva Beth Joseph                                  303,030
Chassman Graphics                                            227,273
Chassman, Frederick                                           22,727
CHL Medical Partners, L.P.                                 1,515,151
Chung, Peter S.                                               15,152
Dan Ventures, LLC                                            303,030
Dare Investments, Inc.                                        75,758
De, Indrajit                                                  27,500
Donehew, Robert H.                                            22,727
Ellis Enterprises                                             75,758
Ensley, Burt and Carolyn                                      37,879
Eros, Stella, Trust                                          511,364
Falco, Robert                                                 38,000
Faskowitz, Moshe and Fagie                                    60,606
Faskowitz, Rose                                               53,030
Fiedler, David                                                38,000
Fiedler, Saul and Deena                                       38,000
First Lincoln Holdings, Inc.                               2,272,727
Fried, Dora                                                   75,758
Fullerton, William H., III                                    30,303
G.I.G. Capital Partners, Inc.                                378,788
Guido, Albert V.                                              25,000
H.A.A., Inc.                                                 151,515
Hamaayan Institute                                           151,515
Harbor Trust                                                 553,030        4,454,545
Harris, Tehillah                                              53,030
Havas, Josef                                                  75,758
Honig, Ira                                                     7,576
Janssen Partners, Inc.                                       151,515
Jesselson, Michael G., 4/8/71 Trust                          378,788
Jesselson, Benjamin J., 8/21/74 Trust                        378,788
Jesselson, Grandchildren 10/83 Trust
   FBO                                                       378,788
Jesselson, Michael G.                                        378,788
Krumholz, Cary                                                38,000
Leval Trading, Inc.                                          454,545


                                                              A Units       B Units
Name                                                          Purchased     Purchased
----                                                          ---------     ---------
Levitin, Eli                                                    75,758
Lichtenstein, George                                           303,030
M & G Equities                                                 378,788
MacDonald, Lawrence P.                                          15,152
Magic Consulting Corp.                                          37,879
Marlow, Martin                                                  37,879
Mayer, Jack N.                                                  75,758
Milstein, Howard P.                                            378,788
Momar Corp.                                                    750,000
MPI Partners                                                    25,000
MWDD Partnership                                                75,758
Nichols, Alexandra                                              22,727
Nordberg Capital Group Inc.                                     75,758
Nordberg, Elizabeth A.                                          30,303
Nordberg, Gerald, Pension Plan                                  30,303
Nordberg, Meredith B., Family Trust                             30,303
O'Connor, Francis G.                                            37,879
Palermo, Joseph                                                 30,303
Pasqua, William                                                151,515
Penner, Joseph A.                                               50,000
Perrault, David A.                                              38,000
Plummer Rickardo                                                 7,576
Prudential Securities C/F, Dorothy Merlo Prodani               303,030
Rosenfeld, Joel                                                 37,879
Safier, Jacob                                                   75,758
SAM Vitamin dba GNC 6510                                        37,879
Schick, Marvin                                                 189,394
Schneider, Howard M.                                            37,879
Shapiro, Abraham                                                37,879
Shapiro, Stanley K.                                            114,000
Sheehy, James P.                                               151,515
Siegmund, Jacqueline                                            27,273
Silva, Jose F.                                                   7,576
Steifman, Michael                                              151,515
Stone, Richard B.                                              151,515
Strata Equities Ltd.                                           151,515
Suster, Ronald                                                  30,303
Swetnick, Robert N.                                             75,000
Talbiya B. Investments Ltd.                                    151,515
Tenenbaum, Judy                                                 30,303
Tuchman, Nelson                                                151,515
Veraro, Inesa                                                  151,515
Weinreb, Zvi                                                   378,788
Weiss, Howard                                                   37,879
Wilson, F. Bradford, Jr.                                        15,152
Wolfson, Aaron                                                 151,515
Wolfson, Abraham                                               113,636
Wolfson, Morris                                                 75,758
Zabel, Martin and Kramer, Paula                                 37,879
Zalk, Laurence                                                 151,515
Zises, Jay                                                     378,788